UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2022

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2022, the board of directors of FRP Holdings, Inc. (the “Company”) unanimously voted to expand the size of the board of directors by two seats and to elect Nicole Thomas and John Surface to fill the vacant seats, effective April 1, 2022.

Nicole B. Thomas

Nicole B. Thomas, FACHE, is the hospital president of Baptist Medical Center Jacksonville and is responsible for the operational and strategic direction of the largest hospital in the health system. Ms. Thomas has held several roles with Baptist Health since joining in 2011, including co-chairing its diversity, equity, and inclusion council, chairing its transformation council, serving as senior vice president of specialty services overseeing neurosciences, orthopedics, and oncology, with primary executive responsibility for the formation of Baptist MD Anderson Cancer Center in 2015, and since 2016, serving as Baptist Medical Center South’s president. Prior to joining Baptist Health, she was assistant vice president of Physician Operations for St. Luke’s Episcopal Health System in Houston, and operations administrator at Mayo Clinic Jacksonville. A fellow in the American College of Healthcare Executives, Ms. Thomas was named among Modern Healthcare magazine’s Top 25 Minority Executives in Healthcare in 2018 and 2020 and one of 70 African American leaders in health care to know by Becker’s Hospital Review in 2020. Ms. Thomas serves on the board of directors of the Federal Reserve Bank of Atlanta and Tiger Academy Jacksonville and serves on the OneJax Advisory Board. Ms. Thomas has a Master of Healthcare Administration from the University of North Carolina at Chapel Hill where she was a Minority Merit Scholar and Institute for Diversity in Healthcare Management Scholarship recipient. She received a Bachelor in Science in Public Health Administration from Dillard University in New Orleans.

Ms. Thomas will receive director compensation consistent with the existing compensation arrangements for the Company’s non-employee directors, including a prorated stock grant for the current fiscal year. She will serve on the Audit Committee, the ESG and Governance Committee and the Compensation Committee of the board of directors.

John Surface

John Surface is the Chief Executive Officer of Covius Services and a member of the board of directors of Covius Holdings, Inc. Mr. Surface previously had an 18-year tenure at EverBank Financial Corp, where he served as Senior Executive Vice President responsible for corporate strategy, capital raising, mergers and acquisitions and new growth initiatives. Mr. Surface currently serves on the board of trustees of The Bolles School and has served on the boards of directors of the Jacksonville Symphony Orchestra, Habijax, LISC Jacksonville and the Jacksonville Museum of Science and History. He also previously served as a member of the Williams School Board of Advisors for Washington & Lee University. Mr. Surface received a B.S. in Business Management, magna cum laude and Phi Beta Kappa, from Washington and Lee University and an M.B.A. from Harvard Business School.

Mr. Surface will receive director compensation consistent with the existing compensation arrangements for the Company’s non-employee directors, including a prorated stock grant for the current fiscal year. He will serve on the Audit Committee, the ESG and Governance Committee and the Compensation Committee of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: March 31, 2022	By:	/s/John D. Baker III
John D. Baker III
Chief Financial Officer